SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 8 KSB/A
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  March 8, 1999
                                (Date of Report)

                         BioProgress International, Inc.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                   0 24736                      88 0361701
          (Commission File Number) (IRS Employer Identification Number)

                     9055 Huntcliff Trace, Atlanta, Georgia
           (Address of principal executive offices including zip code)

                                 (770) 641 0264
               (Registrant's telephone number including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 1. Change in Control of Registrant: None.

Item 2. Acquisition or Disposition of Assets: None.

Item 3. Bankruptcy or Receivership: None.

Item 4. Changes in Registrant's Certifying Accountant: On March 8, 1999, the Company accepted the resignation of Halliburton, Hunter & Associates as the independent accountant of the Company, appointing Arthur Andersen & Company in its stead. The Company had no disagreement with its former accountant on any matter of accounting principal or practice, financial statement disclosure or auditing scope or procedure which would have caused the accountant to make reference in its report upon the subject matter of the disagreement. Further, the former principal accountant's report on the financial statements did not contain an adverse opinion or a disclaimer of opinion or qualification as to audit scope or accounting principle. The decision to accept the resignation of Halliburton, Hunter & Associates and appoint Arthur Andersen & Company in its stead was approved by the full Board of Directors since the Company has no audit or similar committee. The resignation letter of the former accountants is on file with the Company.

Item. 5. Other Events: None.

Item 6. Resignation of Registrant's Directors: None.

Item 7. Financial Statements, Pro Forma Financial Information and
Exhibits: None.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPROGRESS INTERNATIONAL, INC. (Registrant)

By: /s/ Barry J. Muncaster
--------------------------
Barry J. Muncaster, Chief Executive Officer

Date: May 3, 1999

                        Exhibit 16 - Accountant's Letter

March 3, 1999

Mr. James T.C. Longley
BioProgress Technology International, Inc.
St. John's Innovation Center
Cowley Rd.
Cambridge CB4 4WS
England

Dear James:

Please  accept  our   resignation   as  auditors  for   BioProgress   Technology
International, Inc. effective immediately.

There are no unresolved disagreements on accounting or auditing matters.

We will cooperate with your new accountants. Please send us a letter authorizing us to make disclosures to the new accountants. Without such a letter, we are ethically prohibited from communication with others regarding your companies' affairs.

We look forward to helping you make a smooth transition with your new accountants.

Very Truly Yours,

Halliburton, Hunter & Associates, P.C.

/s/ Jack A. Hunter
------------------
Jack A. Hunter, CPA

JAH:rra
cc: Securities and Exchange Commission